Table of Contents

Exhibit 8.1

SUBSIDIARIES OF CPFL ENERGIA S.A.	JURISDICTION OF INCORPORATION
Companhia Paulista de Força e Luz	Federative Republic of Brazil
Companhia Piratininga de Força e Luz	Federative Republic of Brazil
Companhia Luz e Força Santa Cruz	Federative Republic of Brazil
Rio Grande Energia S.A.	Federative Republic of Brazil
Companhia Paulista Energia CPEE	Federative Republic of Brazil
Companhia Sul Paulista Energia	Federative Republic of Brazil
Companhia Jaguari Energia	Federative Republic of Brazil
Companhia Luz e Força Mococa	Federative Republic of Brazil
CPFL Geração de Energia S.A.	Federative Republic of Brazil
CPFL Centrais Elétricas S.A.	Federative Republic of Brazil
SEMESA S.A.	Federative Republic of Brazil
CPFL Sul Centrais Elétricas Ltda.	Federative Republic of Brazil
CERAN - Companhia Energética Rio das Antas	Federative Republic of Brazil
Foz do Chapecó Energia S.A.	Federative Republic of Brazil
Campos Novos Energia S.A.	Federative Republic of Brazil
BAESA - Energética Barra Grande S.A.	Federative Republic of Brazil
Companhia Jaguari Geração de Energia	Federative Republic of Brazil
Makelele Participações S.A.	Federative Republic of Brazil
CPFL Comercialização Brasil S.A.	Federative Republic of Brazil
Clion Assessoria e Comercialização de Energia Elétrica Ltda.	Federative Republic of Brazil
CPFL Comercialização Cone Sul S.A.	Federative Republic of Brazil

CMS Comercializadora de Energia Ltda.	Federative Republic of Brazil
CPFL Serra Ltda.	Federative Republic of Brazil
Nova 4 Participações Ltda.	Federative Republic of Brazil
CMS Energy Brasil S.A.	Federative Republic of Brazil
Perácio Participações S.A.	Federative Republic of Brazil
Sul Geradora Participações S.A.	Federative Republic of Brazil
CMS Energy Equipamentos, Serviços, Indústria e Comércio S.A.	Federative Republic of Brazil